2

Exhibit 99.1
Execution Version

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN

SONESTA HOLDCO CORPORATION
a Maryland corporation

AND

SERVICE PROPERTIES TRUST
a Maryland real estate investment trust

Dated as of February 27, 2020

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of February 27, 2020 by and between Sonesta Holdco Corporation, a Maryland corporation (the “Company”), and Service Properties Trust, a Maryland real estate investment trust (including its successors and permitted assigns, “SVC”).  Company and SVC are each referred to as a “Party” and together as the “Parties”.
RECITALS
WHEREAS, the Parties are entering into this Agreement in connection with the consummation of the transactions contemplated in that certain Transaction Agreement, dated as of the date hereof, by and between the Company and SVC (the “Transaction Agreement”);
WHEREAS, the consummation of the transactions contemplated by the Transaction Agreement on the terms set forth therein is a condition and material inducement to SVC’s entry into this Agreement; and
WHEREAS, SVC has acquired and currently holds shares of common stock, par value $0.01 per share, of the Company (“Common Shares”);
NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:
“AAA” is defined in Section 6.4(c)(i).
“Award” is defined in Section 6.4(c)(v).
“Agreement” is defined in the preamble.
“Block Trade” means an underwritten registered offering not involving a “roadshow,” commonly known as a “block trade” or a “bought deal”.
“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.
“Chosen Courts” is defined in Section 6.4(b).
“Company” is defined in the preamble.
“Company Indemnified Parties” is defined in Section 4.2.
“Common Shares” is defined in the recitals.

“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
“Covered Liabilities” is defined in Section 4.1.
“Disputes” is defined in Section 6.4(c)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.
“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.
“Maximum Number of Shares” is defined in Section 2.1(b).
“Party” is defined in the preamble.
“Person”means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Piggy-Back Registration” is defined in Section 2.1.
“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Prospectus” means a prospectus or prospectus supplement included in a Registration Statement, as amended or supplemented, including all materials incorporated by reference in such prospectus or prospectus supplement.
“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.
“Registration Period” means the period (a) beginning on the date hereof and (b) ending on the date and time at which SVC (including its successors and permitted assigns) no longer holds any Registrable Securities.
“Registration Statement” means any registration statement filed by the Company with the SEC in compliance with the Securities Act for a public offering and sale of Common Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), as amended or supplemented, including all materials incorporated by reference in such registration statement.
“Registrable Securities” mean all of the Common Shares owned by SVC (including any equity securities issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization); provided, however, that Common Shares shall cease to be Registrable Securities hereunder, as of any date, when: (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such Registrable Securities shall have been otherwise sold pursuant to Rule 144 under the Securities Act (or any similar provisions thereunder, but not Rule 144A) and new certificates (or notations in book-entry form) for them not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such Registrable Securities are saleable immediately in their entirety without condition or limitation pursuant to Rule 144 under the Securities Act; or (iv) such Registrable Securities shall have ceased to be outstanding.
“Rules” is defined in Section 6.4(c)(i).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Shelf Offering” is defined in Section 3.2.
“Shelf Registration” is defined in Section 3.2
“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, SVC, Adam D. Portnoy and Diane Portnoy, as Trustee of the Diane Portnoy 2019 Revocable Trust, as in effect from time to time.
“SVC” is defined in the preamble.
“SVC Indemnified Parties” is defined in Section 4.1.
“Transaction Agreement” is defined in the recitals.
“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1        Piggy-Back Registration.

(a)Piggy-Back Rights. If, at any time during the Registration Period, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares, by the Company for its own account or for any other stockholder of the Company for such stockholder’s account, other than a Registration Statement (i) filed in connection with any employee benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt securities convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) for a Block Trade or (vi) filed on Form S-4 (or successor form), then the Company shall (x) give written notice of such proposed filing to SVC as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering and (y) offer to SVC in such notice the opportunity to register the sale of such number of its Registrable Securities as SVC may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). If SVC so requests to register the sale of some of its Registrable Securities, the Company shall cause such Registrable Securities to be included in the Registration Statement and shall use commercially reasonable efforts to cause the managing Underwriter(s) of the proposed underwritten offering to permit the Registrable Securities requested to be included in the Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and other stockholders of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Piggy-Back Registration involves one or more Underwriters, SVC shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration by the Company, complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.

(b)Reduction of Offering. If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities that the dollar amount or number of Common Shares or other securities which the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been requested pursuant to written contractual arrangements with SVC and other Persons, the Registrable Securities as to which registration has been requested under this Section 2.1, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual demand or piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of Common Shares or other securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of Common Shares or other securities, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration: (x) first, the shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

(c)Withdrawal. SVC may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). The Company may also elect to withdraw from a registration at any time no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). If SVC’s withdrawal is based on (i) the Company’s failure to comply with its obligations under this Agreement or (ii) a reduction pursuant to Section 2.1(b) of twenty-five percent (25%) or more of the number of Registrable Securities which SVC has requested be included in the Piggy-Back Registration, the Company shall pay or reimburse all expenses otherwise payable or reimbursable by SVC in connection with such Piggy-Back Registration pursuant to Section 3.3.

ARTICLE III
REGISTRATION PROCEDURES

Section 3.1.    Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities owned by SVC pursuant to Article II, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:
(d)Copies. If SVC has included Registrable Securities in a registration, the Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish to SVC and its counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as SVC or counsel for SVC may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.
(e)Amendments and Supplements. If SVC has included Registrable Securities in a registration, the Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earlier of the time that (i) all Registrable Securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days, plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any Governmental Entity), (ii) the applicable offering has been terminated or withdrawn, (iii) such securities have been withdrawn or (iv) such securities have ceased to be Registrable Securities.

(f)Notification. If SVC has included Registrable Securities in a registration, after the filing of the Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify SVC of such filing, and shall further notify SVC promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and the Company shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made) not misleading, and promptly make available to SVC any such supplement or amendment; except that before filing with the SEC a Registration Statement or Prospectus or any amendment or supplement thereto, not including Exchange Act filings or any documents or filings incorporated by reference, the Company shall furnish to SVC and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide SVC and its counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which SVC or its counsel shall reasonably object.

(g)State Securities Laws Compliance. If SVC has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as SVC (in light of the intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable SVC to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d) or subject itself to taxation in any such jurisdiction.

(h)Agreements for Disposition. If SVC has included Registrable Securities in a registration, (i) the Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (ii) the representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of SVC. For the avoidance of doubt, SVC may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines are not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. SVC shall not be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Underwriters or the Company and, if applicable, with respect to SVC’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with SVC’s material agreements and organizational documents, and with respect to written information relating to SVC that SVC has furnished in writing expressly for inclusion in such Registration Statement, in each case, as applicable to SVC. SVC, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.

(i)Cooperation. The Company shall reasonably cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. SVC shall reasonably cooperate in the preparation of the Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement. If SVC has included, or made a request to include, Registrable Securities in a registration, SVC shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as the Company and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities.

(j)Records. If SVC has included Registrable Securities in a registration, upon reasonable notice and during normal business hours, subject to the Company receiving any customary confidentiality undertakings or agreements, the Company shall make available for inspection by SVC, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by SVC or any Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by SVC in connection with such Registration Statement.

(k)Opinions and Comfort Letters. If SVC has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to furnish to SVC executed copies of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to SVC, at any time that SVC elects to use a Prospectus in connection with an offering of SVC’s Registrable Securities, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective, that no stop order is in effect, and such other matters as the Persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to the Company delivered to an Underwriter.

(l)Earning Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make generally available to SVC, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 3.1(i) if the earning statement satisfies the provisions of Rule 158 under the Securities Act.

(m)Listing. The Company shall use commercially reasonable efforts to cause all Registrable Securities of SVC included in any registration to be listed on such exchange or otherwise designated for trading in the same manner as the similar shares of the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to SVC.

Section 3.2:        Shelf Offering. In the event that a Registration Statement with respect to a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”) is effective, SVC may make a written request to sell pursuant to an offering (including an underwritten offering) its Registrable Securities available for sale pursuant to such Registration Statement (a “Shelf Offering”) so long as such Registration Statement remains in effect and to the extent permitted under the Securities Act. Any written request for a Shelf Offering shall specify the number of Registrable Securities owned by SVC proposed to be sold and the intended method(s) of distribution thereof. Upon receipt of a written request of SVC for a Shelf Offering, the Company shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering.

Section 3.3:        Registration Expenses. Except to the extent expressly provided by Section 2.1(c) or in connection with a Piggy-Back Registration relating to a registration by the Company on its own initiative (and not as a result of any other Person’s right to cause the Company to file, cause and effect a registration of Company securities) and for the Company’s own account (in which case the Company will pay all customary costs and expenses of registration), if SVC has included Registrable Securities in a registration, SVC shall pay, or promptly reimburse the Company for, its pro rata share of all customary costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.1, such pro rata share to be in proportion to the number of shares SVC is selling, after giving effect to any reduction pursuant to Section 2.1(b), in such Piggy-Back Registration relative to the total number of shares being sold in the registration, of all customary costs and expenses incurred in connection with such registration, in each case whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.; and (v) fees and disbursements of counsel for the Company and fees and expenses for independent registered public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(h)). The Company shall have no obligation to pay for the fees and expenses of counsel representing SVC in any Piggy-Back Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by SVC, which underwriting discounts or selling commissions shall be borne solely by SVC. For the avoidance of doubt, SVC shall have no obligation to pay any underwriting discounts or selling commissions attributable to the shares being sold by any other Person. Additionally, in an underwritten offering, SVC, the Company and any other Person whose Common Shares or other securities are included in the offering shall bear the expenses of the Underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering. For the avoidance of doubt, SVC shall have no obligation to pay, and the Company shall bear, all internal expenses of the Company (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with the Company’s obligations under this Agreement.

Section 3.4:        Information. SVC shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities Laws.

Section 3.5:        SVC Obligations. SVC may not participate in any underwritten offering pursuant to this Agreement unless SVC (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by the Company or the Underwriter(s) for such underwritten offering.

Section 3.6:        Lock-Up in an Underwritten Public Offering. If requested by the Underwriter(s) of a registered underwritten public offering of securities of the Company, SVC will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of the Company or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of the Company or take such other action with respect to the Common Shares as specified in such lock-up agreement (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

ARTICLE IV
INDEMNIFICATION

Section 4.1:        Indemnification by the Company. The Company shall, to the extent permitted by applicable Law, indemnify and hold harmless SVC, its subsidiaries, their trustees, directors, officers, employees, representatives and agents in their capacity as such and each Person, if any, who controls SVC within the meaning of the Securities Act or the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SVC Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any SVC Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by SVC was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) relating to such Registration Statement, or any amendment thereof or supplement thereto, or by reason of or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such Covered Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of SVC expressly for use in such document or documents and (ii) the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The indemnity in this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any SVC Indemnified Person. For the avoidance of doubt, the Company and its subsidiaries are not “SVC Indemnified Parties.”

Section 4.2:        Indemnification by SVC. SVC shall, to the extent permitted by applicable Law, indemnify and hold harmless the Company, its subsidiaries, each of their respective directors, trustees, officers, employees, representatives and agents, in their capacity as such and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Company Indemnified Parties”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any Company Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement or omission or alleged omission contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities owned by SVC was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) related to such Registration Statement or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company by SVC expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of SVC (which consent shall not be unreasonably withheld), and (ii) in no event shall the total amounts payable in indemnity by SVC under this Section 4.2 exceed the proceeds (less underwriting discounts, fees and selling commissions, if any, if an underwritten offering) received by SVC in the registered offering out of which such Covered Liability arises. The indemnity in this Section 4.2 shall remain in full force and effect regardless of any investigation made by or on behalf of any the Company Indemnified Person. For the avoidance of doubt, SVC is not a “Company Indemnified Party.”

Section 4.3:        Contribution. If the indemnification provided for in Section 4.1 or Section 4.2 is unavailable, because it is prohibited or restricted by applicable Law, to an indemnified party under either such Section in respect of any Covered Liabilities referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Covered Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Covered Liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and SVC agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.3. For the avoidance of doubt, the amount paid or payable by an indemnified party as a result of the Covered Liabilities referred to in this Section 4.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending, settling or satisfying any such Covered Liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 4.4:        Certain Limitations, Etc. The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of (i) any amounts actually recovered or recoverable by the indemnified parties under insurance policies and (ii) other amounts actually recovered by the indemnified party from third parties, in the case of (i) and (ii), with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

ARTICLE V

UNDERWRITING AND DISTRIBUTION

Section 5.1.    Rule 144. Following such time as the Company is required to file reports under the Exchange Act, the Company covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as SVC may reasonably request, all to the extent required from time to time to enable SVC to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

ARTICLE VI
MISCELLANEOUS

Section 6.1.    Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows:  (i) on the date delivered, if personally delivered; (ii) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iii) on the next Business Day after being sent by recognized overnight mail service specifying next Business Day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:
(n)If to SVC, to:
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: John G. Murray
President and Chief Executive Officer
Email: jmurrray@svcreit.com

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: Lindsey A. Getz
Email: lgetz@sullivanlaw.com

(o)If to the Company, to:
Sonesta Holdco Corporation
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Jennifer B. Clark
Secretary
Email:      jclark@rmrgroup.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
Wilmington, Delaware 19899
Attention: Faiz Ahmad
Email: faiz.ahmad@skadden.com

Section 6.1:    Assignment; Successors; Third Party Beneficiaries.  Except as set forth in this Section 6.2, this Agreement and the rights, interests and obligations of the Parties hereunder may not be assigned, transferred or delegated.  This Agreement and the rights, interests and obligations of a Party hereunder may be assigned, transferred or delegated by the Party to a Person who succeeds to all or substantially all the assets of the Party, which successor or Person agrees in a writing delivered to the other Party to be subject to and bound by all interests and obligations set forth in this Agreement.  This Agreement and the rights, interests and obligations of SVC and its Permitted Transferees (as defined in the Stockholders Agreement) hereunder may be assigned, transferred or delegated by such Persons to a Person who acquires all or any portion of the Registrable Securities owned by such Persons; provided, that (i) such assignment, transfer or delegation relates to at least ten percent (10%) of the Registrable Securities then owned by SVC and its Permitted Transferees, (ii) such assignment, transfer or delegation is in compliance with the terms and conditions of the Stockholders Agreement, if applicable, and applicable securities laws, and (iii) such Person agrees in a writing delivered to the Company to be subject to and bound by all interests and obligations set forth in this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.  Except as expressly provided in Article IV and Section 6.4(c), this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 6.3:        Prior Negotiations; Entire Agreement.  This Agreement and the Transaction Agreement (including the documents and instruments referred to in this Agreement or the Transaction Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

Section 6.4:        Governing Law; Venue; Arbitration.

a.Governing Law.  This Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Maryland without regard to principles of conflicts of law.

b. Venue.  Each Party agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”).  Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each Party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding and

(v) agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 6.1.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.  A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 6.4(c), this Section 6.4(b) shall not pre-empt resolution of the Dispute pursuant to Section 6.4(c).

c.Dispute Resolution.

i.Disputes. Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a Party hereto, a direct or indirect parent of a party, or any holder of equity interests (which, for purposes of this Section 6.4(c), shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a Party, either on its own behalf, on behalf of a Party or on behalf of any series or class of equity interests of a Party or holders of any equity interests of a Party against a Party or any of their respective trustees, directors, members, officers, managers (including The RMR Group LLC or its parent and their respective successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance, application or enforcement of this Agreement, including the agreements set forth in this Section 6.4(c), or the governing documents of a Party (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 6.4(c).  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a Party and class actions by a holder of equity interests against those Persons and a Party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

ii.Selection of Arbitrators. There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides such list to select one (1) of the three (3) arbitrators proposed by the AAA.  If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator.  If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

iii.Location of Arbitration. Any arbitration hearings shall be held in Boston, Massachusetts, unless otherwise agreed by the parties, but the seat of arbitration shall be Maryland.

iv.Scope of Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

v.Arbitration Award.    In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the Laws of the State of Maryland, without regard to principles of conflicts of law.  Any arbitration proceedings or Award rendered hereunder, and the validity, effect and interpretation of the agreements set forth in this Section 6.4(c) shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  An Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of Law on which it is based.  Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Subject to Section 6.4(c)(vii), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.

vi.Costs.     Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, to the maximum extent permitted by Maryland Law, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

vii.Appeals. Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”).  An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 6.4(c)(vi) shall apply to any appeal pursuant to this Section 6.4(c) and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

viii.Final Judgment. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 6.4(c)(vii), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon an Award may be entered in any court having jurisdiction.  To the fullest extent permitted by Law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award made, except for actions relating to enforcement of the agreements set forth in this Section 6.4(c) or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

ix.Intended Beneficiaries. This Section 6.4(c) is intended to benefit and be enforceable by the Parties hereto and their respective shareholders, stockholders, members, beneficial interest owners, direct and indirect parents, trustees, directors, officers, managers (including The RMR Group LLC or its parent and their respective successor), members, agents or employees and their respective successors and assigns and shall be binding on the Parties, and such Persons and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such Persons may have by contract or otherwise.

Section 6.5:    Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties.

Section 6.6:    Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 6.7.    Construction.  Unless the context otherwise requires, as used in this Agreement:  (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

Section 6.8    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at Law or in equity.

Section 6.9:        Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the Parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Section 6.10:        Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

Section 6.11:        Exculpation.  NO TRUSTEE, OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, EMPLOYEE OR AGENT OF ANY PARTY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH PARTY.  ALL PERSONS DEALING WITH SUCH PARTY IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

SONESTA HOLDCO CORPORATION

By:    /s/ Carlos R. Flores
Carlos R. Flores
President and Chief Executive Officer

SERVICE PROPERTIES TRUST

By:    /s/ John G. Murray
John G. Murray
President and Chief Executive Officer

JOINDER AGREEMENT
This JOINDER AGREEMENT (the “Joinder Agreement”), dated as of February 28, 2020 is entered into by SVC Holdings, LLC, a limited liability company organized under the laws of Maryland (the “New Stockholder”). All capitalized terms not defined in this Joinder Agreement shall have the meaning ascribed to such terms in that certain Stockholders Agreement dated as of February 27, 2020 by and among the individuals and entities named and listed therein as “Stockholders” and Sonesta Holdco Corporation, a Maryland corporation (the “Company”), as it may be amended from time to time (the “Stockholders Agreement”).
WHEREAS, the New Stockholder desires to acquire Company Shares in a Transfer from SVC and in connection therewith become a party to the Stockholders Agreement and that certain Registration Rights Agreement dated as of February 27, 2020 by and among SVC and the Company, as it may be amended from time to time (the “Registration Rights Agreement”); and
WHEREAS, the New Stockholder shall become a party to the Stockholders Agreement and the Registration Rights Agreement, and in furtherance of the foregoing, the New Stockholder shall execute and deliver this Joinder Agreement to the Company and each Stockholder.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Stockholder hereby agrees as follows:
1. Agreement to be Bound to the Stockholders Agreement. The New Stockholder hereby agrees that, upon execution of this Joinder Agreement, the New Stockholder shall become a party to the Stockholders Agreement as an SVC Party, and shall be fully bound by, subject to, and have all of the benefits and burdens of all of the covenants, terms and conditions of the Stockholders Agreement as an SVC Party thereunder.
2. Agreement to be Bound to the Registration Rights Agreement. The New Stockholder hereby agrees that, upon execution of this Joinder Agreement, the New Stockholder shall become a party to the Registration Rights Agreement as a Party (as defined therein), and shall be fully bound by, subject to, and have all of the benefits and burdens of all of the covenants, terms and conditions of the Registration Rights Agreement as a Party thereunder with respect to the Company Common Shares acquired.
3. Successors and Assigns. This Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and each Stockholder, and their respective permitted successors, heirs and assigns.
4. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
5. Notices. All notices, demands or other communications to the New Stockholder shall be directed to the respective United States address set forth next to the New Stockholder’s name on the signature page hereto.
6. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the law (other than the law governing conflict of law questions) of the State of Maryland.
7. Descriptive Headings. The descriptive headings of this Joinder Agreement are for convenience of reference only and do not constitute a part of this Joinder Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the New Stockholder has executed this Joinder Agreement as of the date first above written.
SVC HOLDINGS llc
By:    /s/ John G. Murray
John G. Murray
President and Chief Executive Officer
Address:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1632
Attention:  Jennifer B. Clark, Secretary
Email: jclark@rmrgroup.com

Accepted and agreed to:

THE COMPANY:
Sonesta Holdco Corporation

By:    /s/ Carlos R. Flores
Carlos R. Flores
President and Chief Executive Officer

[Sonesta Holdco Joinder to Stockholders Agreement]